Exhibit 99.1

Magnetek Announces Fiscal 2005 First-Quarter Results

    LOS ANGELES--(BUSINESS WIRE)--Oct. 27, 2004--Magnetek, Inc.
(NYSE:MAG):

    -- Revenue rose 37% to $69.2 million; earnings amounted to $.03 per share.

    -- Book-to-Bill ratio was 1.01-to-1; backlog remained strong at $77.3 million.

    -- Alternative-energy trends bode well for Magnetek's continued growth.

    Magnetek, Inc. (NYSE:MAG) today reported its results for the first quarter of fiscal 2005, which ended on September 30, 2004.
    Fiscal 2005 first-quarter revenue was $69.2 million, a 37% increase over last year's first-quarter revenue of $50.4 million. Gross profit was $16.9 million (24.5% of sales), up 64% from $10.3 million (20.5% of sales) in the first quarter of fiscal 2004.
    Operating income amounted to $1.5 million in the fiscal 2005 first quarter against a fiscal 2004 first-quarter loss of $3.0 million. The Company was cash-positive by over $1 million, and net income amounted to $940,000 or $.03 per share in the most recent quarter against a net loss of $3.6 million or $.15 a share in the prior-year September quarter.

    First Quarter Performance

    "We're pleased with Magnetek's first-quarter performance because July-through-September is normally our weakest period of the year due to summer vacations and factory maintenance schedules," said Magnetek chief executive, Andrew Galef. "This is our eighth consecutive quarter of year-over-year sales growth. Judging from our backlog, that trend should continue; and based on cost-reduction measures, including expansion of our new factory in China, and product-mix enrichment, our profitability should continue to improve.
    "Putting the Company's progress in perspective, the first fiscal quarter included 14 weeks this year instead of 13. Adjusting for this would still show revenue growth of 27%, on a par with our prior (June) quarter," Mr. Galef said. "Also, if not for costs to continue the consolidation of our Telemotive controls unit into our Power Systems group in Wisconsin, our gross margin would have been 24.9%, continuing its sequential improvement from the June quarter."
    Magnetek's book-to-bill remained above 1-to-1 in the first quarter of fiscal 2005, and backlog at the end of the quarter was close to its all-time high at $77.3 million. "Overall, our embedded power product revenues were strong in the quarter, with growing sales through distribution," Mr. Galef said. "We're also continuing to see a revival of capital projects requiring our industrial power control systems; and we are gaining new customers in the elevator control systems market, both in the U.S. and in Europe through our new business development center in the U.K."

    Business Outlook

    Magnetek is experiencing exciting opportunities in alternative energy, which has been a focus of the Company's product development over the past several years. In October, Underwriters Laboratories
(UL) listed Magnetek's Aurora(TM) solar (PV) power inverter for use on the utility grid. Designed for residential applications, the 3.0-kilowatt Aurora inverter changes the direct current produced by solar panels into utility-grade alternating current. Connectivity to the electric distribution grid allows Aurora inverters to feed power from the solar panels directly into the grid, thus reducing or reversing energy flow -- making the utility's kilowatt-hour meter run backward.
    "This summer, even before it was listed by UL, we sold 750 Aurora systems to a German solar equipment distributor, which is significant because Germany is probably the most advanced solar power market in the world," Mr. Galef observed. "And last week at the 'Solar Power 2004' trade show in San Francisco the UL-listed Aurora received an excellent reception.
    "Longer-term there are powerful forces driving the shift to alternative energy sources and distributed power generation, the rising cost and shrinking supply of fossil fuels, energy reliability, homeland security, and environmental concerns among them," Mr. Galef added. "In September Congress re-established tax credits for renewable energy sources. After hydro, wind is now the most economical energy source available (2.5 to 4 cents per kilowatt hour, including government subsidies(a)), and Magnetek has joint development programs underway to make it even more affordable."
    Magnetek's chief executive expects continued revenue and profit growth in this, the second quarter of fiscal 2005, ending on December 31, 2004. "We may see moderating growth in some our traditional OEM markets, but offsetting that we anticipate steadily increasing sales through distribution and large orders in new markets for Magnetek's 'smart' power technology -- consumer products, rail car power converters, and utility grid monitoring as well as alternative energy -- and we expect to announce some of these in the current quarter," Mr. Galef concluded.

    Conference Call Webcast

    This morning, at 10:30 a.m. Eastern time, Magnetek management will host a conference call to discuss Magnetek's fiscal 2005 first-quarter results and outlook. The conference call will be carried live on Magnetek's website, www.magnetek.com, and can be heard on CCBN's individual investor center at www.fulldisclosure.com.
    A replay of the conference call will be available through November 3rd by phoning 617-801-6888 (passcode: 25016845).
    Magnetek, Inc. manufactures power control products and systems used in applications requiring highly reliable, precise, energy-efficient power, including communications, industrial automation, information technology, consumer products, transportation, and alternative energy. The Company reported sales of $243 million for its 2004 fiscal year, ended on June 30, 2004.

    (a) The Wall Street Journal, October 14, 2004

    This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's anticipated financial results for the second quarter of the Company's fiscal year ending December 30, 2004. These forward-looking statements are based on the Company's expectations and are subject to a number of risks and uncertainties, many of which cannot be predicted or quantified and are beyond the Company's control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. These risks and uncertainties include unanticipated events which impact the results of operations, lack of certainty as to when and how market forces may manifest themselves and the actual effect such forces will have on the Company. Other factors that could cause actual results to differ materially from expectations are described in the Company's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


                            Magnetek, Inc.
                  Consolidated Results of Operations
                 (in thousands except per share data)

                                                   Three months ended
                                                      September 30,
                                                       (Unaudited)
Results of Operations:                                2004     2003
---------------------------------------------------------------------
Net sales                                           $69,178  $50,435
Cost of sales                                        52,240   40,089
---------------------------------------------------------------------
Gross profit                                         16,938   10,346
Research and development                              3,694    2,843
Selling, general and administrative                  11,705   10,470
---------------------------------------------------------------------
Income (loss) from operations                         1,539   (2,967)
Interest and other expense  (1)                         364      672
---------------------------------------------------------------------
Income (loss) before provision for income taxes       1,175   (3,639)
Provision for income taxes                              235        -
---------------------------------------------------------------------
Net income (loss)                                      $940  $(3,639)
---------------------------------------------------------------------

Per common share:
Net income (loss) per common share - basic and
 diluted                                              $0.03   $(0.15)
---------------------------------------------------------------------

Weighted average shares outstanding:
 Basic                                               28,501   23,799
 Diluted                                             29,252   23,799


(1) Includes deferred financing amortization expense of $57 and $356 in the three month periods ended September 30, 2004 and 2003.



                                                September 30,
                                                     2004    June 30,
Balance Sheet Data:                              (Unaudited)   2004
---------------------------------------------------------------------
Working capital (excluding current portion of LTD)  $70,434  $65,867
Total assets                                        285,433  286,361
Total long-term debt (including current portion)     16,435   16,340
Common stockholders' equity                         115,435  112,522


                                                   Three months ended
                                                      September 30,
                                                       (Unaudited)
Other Data:                                           2004     2003
---------------------------------------------------------------------
Depreciation and amortization                        $2,490   $2,481
Capital expenditures                                 $1,649     $775



                                               Magnetek, Inc.
                                         Consolidated Balance Sheet
                                               (in thousands )

                                               September 30,
                                                   2004      June 30,
                                                (Unaudited)    2004
                                                ----------- ---------
 Cash                                               $3,481    $2,318
 Accounts receivable                                59,371    55,822
 Inventories                                        51,242    51,432
 Prepaid and other                                   4,761     9,027
                                                ----------- ---------
   Total current assets                            118,855   118,599

 Property, plant & equipment, net                   31,913    32,118
 Goodwill                                           64,141    63,828
 Prepaid pension                                    57,202    57,523
 Other assets                                       13,322    14,293
                                                ----------- ---------
   Total assets                                   $285,433  $286,361
                                                =========== =========

 Accounts payable                                  $39,017   $41,181
 Accrued liabilities                                 9,404    11,551
 Current portion of long-term debt                     703       211
                                                ----------- ---------
   Total current liabilities                        49,124    52,943

 Long-term debt, net of current portion             15,732    16,129
 Pension benefit obligations                        88,889    88,889
 Other long-term obligations                         7,850     7,552
 Deferred income taxes                               8,403     8,326

 Common stock                                          285       285
 Paid in capital in excess of par value            127,790   127,692
 Retained earnings                                  70,428    69,488
 Accumulated other comprehensive loss              (83,068)  (84,943)
                                                ----------- ---------
   Total stockholders' equity                      115,435   112,522

   Total liabilities and equity                   $285,433  $286,361
                                                =========== =========


    CONTACT: Magnetek, Inc.
             Robert Murray, 310-689-1610
             bmurray@magnetek.com